EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-   ), pertaining to the Human Genome Sciences, Inc. Amended and Restated 2000 Stock Incentive Plan, of our report dated February 12, 2002, with respect to the consolidated financial statements of Human Genome Sciences, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia
May 29, 2002